UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): August 8, 2008

MAXWELL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15477	95-2390133
( State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9244 Balboa Avenue

San Diego, California 92123

(Addresses of principal executive offices, including zip code)

(858) 503-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 8, 2008, we entered into an Equity Distribution Agreement (the “Agreement”) with UBS Securities LLC (“UBS”). The Agreement provides that we may offer and sell shares of our common stock, par value $0.10 per share, having an aggregate offering price of up to $15,000,000 (the “Shares”) from time to time through UBS, as sales agent. In exchange for its services as sales agent, we will pay UBS a commission equal to 3.5% of the gross sales price of the Shares sold. Under the terms of the Agreement, we may also sell Shares from time to time to UBS as principal for its own account at a price to be agreed upon at the time of sale. Any sale of Shares to UBS as principal would be pursuant to the terms of a separate terms agreement substantially in the form attached as Annex 1 to the Agreement. The terms of the Agreement do not obligate us to sell any minimum number of Shares through or to UBS.

The Agreement is filed as Exhibit 1.1 to this report, and the description of the Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated August 8, 2008, between us and UBS Securities, LLC, including the form of Terms Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ David J. Schramm
David J. Schramm
Chief Executive Officer

Date: August 8, 2008

EXHIBIT INDEX

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated August 8, 2008, between us and UBS Securities, LLC, including the form of Terms Agreement.